Exhibit 99.1

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements

For the Three and Six Months Ended June 30, 2015

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

	June 30,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25.3	$50.2
Accounts receivable	42.8	46.4
Inventory	13.0	16.2
Prepayments and other current assets	10.0	10.6
Refundable income taxes	—	0.7
Total current assets	91.1	124.1

Property, plant, and equipment, net	741.2	791.1
Equity investment in unconsolidated affiliate	129.6	135.0
Power purchase agreements and intangible assets, net	315.5	348.4
Goodwill	197.3	197.2
Derivative instruments asset	0.4	1.1
Deferred financing costs	34.0	36.5
Other assets	8.7	9.0
Total assets	$1,517.8	$1,642.4

Liabilities
Current liabilities:
Accounts payable	$3.3	$7.9
Related party payables	62.3	$57.8
Accrued interest	0.2	0.2
Other accrued liabilities	19.3	20.5
Current portion of long-term debt	5.1	5.6
Current portion of derivative instruments liability	29.6	29.7
Other current liabilities	7.8	6.8
Total current liabilities	127.6	128.5

Long-term debt	658.1	717.5
Derivative instruments liability	25.6	35.4
Deferred income taxes	84.8	91.1
Power purchase and fuel supply agreement liabilities, net	30.3	33.4
Other long-term liabilities	52.4	53.8
Total liabilities	978.8	1,059.7

Commitments and contingencies

Equity
Partners’ capital	1,020.1	1,020.1
Accumulated other comprehensive loss	(96.3)	(65.9)
Retained deficit	(606.1)	(592.8)
Total Atlantic Power Limited Partnership equity	317.7	361.4
Preferred shares issued by a subsidiary company	221.3	221.3
Total equity	539.0	582.7
Total liabilities and equity	$1,517.8	$1,642.4

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Project revenue:
Energy sales	$43.1	$57.8	$92.8	$114.8
Energy capacity revenue	29.9	34.1	57.6	62.5
Other	17.4	19.1	40.8	48.3
	90.4	111.0	191.2	225.6
Project expenses:
Fuel	32.4	45.9	73.4	97.5
Operations and maintenance	30.1	22.7	47.3	44.8
Depreciation and amortization	25.2	27.9	50.2	55.7
	87.7	96.5	170.9	198.0
Project other income (expense):
Change in fair value of derivative instruments	3.8	1.5	4.7	17.5
Equity in earnings of unconsolidated affiliates	0.4	0.2	1.0	0.9
Interest expense, net	—	(0.1)	—	(6.2)
Other expense	—	(14.8)	—	(14.8)
	4.2	(13.2)	5.7	(2.6)
Project income	6.9	1.3	26.0	25.0

Administrative and other expenses (income):
Administration	0.1	—	0.3	0.1
Interest, net	11.7	12.8	23.7	44.2
Foreign exchange gain (loss)	2.1	6.7	(12.3)	0.1
Other expense	—	—	—	(2.1)
	13.9	19.5	11.7	42.3
(Loss) income from continuing operations before income taxes	(7.0)	(18.2)	14.3	(17.3)
Income tax expense (benefit)	(1.5)	0.9	(2.3)	(9.9)
Net (loss) income from continuing operations	(5.5)	(19.1)	16.6	(7.4)
Net loss from discontinued operations	—	—	—	(0.1)
Net income (loss)	(5.5)	(19.1)	16.6	(7.5)
Net income attributable to preferred shares of a subsidiary company	2.3	3.1	4.6	5.9
Net (loss) income attributable to Atlantic Power Limited Partnership	$(7.8)	$(22.2)	$12.0	$(13.4)

ATLANTIC POWER LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)
(unaudited)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$16.6	$(7.4)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	50.2	55.7
Gain on sale of discontinued operation	—	(2.1)
Impairment charges	—	14.8
Distributions from unconsolidated affiliate	6.4	15.3
Equity in earnings from unconsolidated affiliate	(1.0)	(0.9)
Unrealized foreign exchange gain (loss)	(12.5)	0.1
Change in fair value of derivative instruments	(4.7)	(17.5)
Change in deferred income taxes	(4.5)	(12.5)
Change in other operating balances
Accounts receivable	3.6	2.7
Inventory	3.2	(2.6)
Prepayments, supplies and other assets	4.2	3.7
Accounts payable	(4.2)	9.9
Accruals and other liabilities	(1.3)	(15.3)
Cash flows provided by operating activities	56.0	43.9

Cash flows used in investing activities:
Proceeds from sale of discontinued operation, net	—	1.0
Purchase of property, plant and equipment	(4.6)	(3.6)
Cash flows used in investing activities	(4.6)	(2.6)

Cash flows used in financing activities:
Proceeds from senior secured term loan facility	—	600.0
Repayment of corporate and project-level debt	(46.4)	(452.6)
Contributions from parent	—	8.1
Distributions to parent	(25.3)	(150.4)
Deferred financing costs	—	(40.5)
Dividends paid on preferred shares of a subsidiary company	(4.6)	(8.9)
Cash flows used in financing activities	(76.3)	(44.3)

Net decrease in cash and cash equivalents	(24.9)	(3.0)
Cash and cash equivalents at beginning of period	50.2	29.8
Cash and cash equivalents at end of period	$25.3	$26.8

Supplemental cash flow information
Interest paid	$20.8	$53.9
Taxes paid	$2.1	$1.4